UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3391527
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4670 S. Fort Apache Road, Suite 190 Las Vegas, NV	89147
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Common Stock, $.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant’s Securities to be Registered.

Reference is made to the description of the common stock, $.0001 par value, of Full House Resorts, Inc. (the “Company”) as set forth under the caption “Description of Securities—Common Stock” of the Prospectus forming a part of the Company’s Registration Statement on Form SB-2 (File No. 333-136341) as originally filed with the Securities and Exchange Commission on August 4, 2006, and as subsequently amended, which disclosures are incorporated by reference herein.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FULL HOUSE RESORTS, INC.

Date: February 12, 2013	By:	/s/ Deborah J. Pierce
Name: Deborah J. Pierce
Title: Chief Financial Officer